UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TherapeuticsMD, Inc.

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THERAPEUTICSMD, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 22, 2013

An Annual Meeting of Stockholders of TherapeuticsMD, Inc., a Nevada corporation, will be held at 8:00 a.m., local time, on Thursday, August 22, 2013, at our future principal executive offices located at 6800 Broken Sound Parkway NW, 3rd Floor, Boca Raton, Florida 33487 for the following purposes:

1.        To elect directors to serve until our next annual meeting of stockholders or until their successors are elected and qualified.

2.        To approve our Amended and Restated 2012 Stock Incentive Plan.

3.        To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2012 (“say-on-pay”).

4.        To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”).

5.        To ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2013.

6.        To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on June 24, 2013 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/ John C.K. Milligan, IV

JOHN C.K. MILLIGAN, IV

Secretary

Boca Raton, Florida

July 12, 2013

THERAPEUTICSMD, INC.

951 Broken Sound Parkway NW, Suite 320

Boca Raton, Florida 33487

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of TherapeuticsMD, Inc., a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 8:00 a.m. on Thursday, August 22, 2013, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at our future principal executive offices (effective July 1, 2013) located at 6800 Broken Sound Parkway NW, 3rd Floor, Boca Raton, Florida 33487.

In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2012 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2012 Annual Report, and a form of proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials were first distributed on or about July 12, 2013 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on August 22, 2013. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2012 Annual Report for the fiscal year ended December 31, 2012, are available at www.proxyvote.com.

Record Date and Outstanding Shares

Stockholders of record at the close of business on June 24, 2013 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 131,151,334 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, at the close of business on June 24, 2013, your shares were registered directly in your name with our transfer agent, Computershare Trust Co., Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. Alternatively, you may vote over the Internet as described above. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, at the close of business on June 24, 2013, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your vote. You are also invited to attend the meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

Assuming that a quorum is present, the nine persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes cast will be required to approve the Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated 2012 SOP”) and to ratify the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of our company for the fiscal year ending December 31, 2013. The advisory vote on the compensation of our named executive officers for fiscal 2012 (“say-on-pay”) and the advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”) are non-binding, but our Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal and the say-on-frequency proposal alternative that receives the most votes cast.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting who will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the nine nominees for directors set forth in this proxy statement, (2) “for” the approval of the Amended and Restated 2012 SOP, (3) “for” the approval of the compensation of our named executive officers for fiscal 2012, (4) to hold an advisory vote on the compensation of our named executive officers on an annual basis, (5) “for” the proposal to ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2013, and (6) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of our company for the fiscal year ending December 31, 2013. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the proposal to approve the Amended and Restated 2012 SOP, or the say-on-pay and say-on-frequency proposals if they have not received specific instructions from their clients. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect directors, the proposal to approve the Amended and Restated 2012 SOP, the say-on-pay and say-on-frequency proposals, or the proposal to ratify the appointment of Rosenberg Rich Baker Berman & Company as the independent auditor of our company for the fiscal year ending December 31, 2013, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote.

Revocability of Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2012 Annual Report on Form 10-K, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but, except as indicated therein, is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.therapeuticsmd.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our amended and restated articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the Board has fixed the number of directors at nine. Our amended and restated articles of incorporation and bylaws provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

A board of nine directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees listed below.

The following table sets forth certain information regarding the nominees for directors of our company.

Name	Age	Position
Tommy G. Thompson	71	Chairman of the Board (1)
Robert G. Finizio	42	Chief Executive Officer, Director
John C.K. Milligan, IV	51	President, Secretary, Director
Brian Bernick, M.D.	44	Chief Medical Officer, Director
Cooper C. Collins	34	Director (2)
Samuel A. Greco	62	Director (3)
Robert V. LaPenta, Jr.	44	Director (1)(3)
Jules A. Musing	66	Director
Nicholas Segal	31	Director (2)(3)

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Tommy G. Thompson has served as the Chairman of the Board of Directors of our company since May 2012. As the former Secretary of the U.S. Department of Health & Human Services, or HHS, from February 2001 to January 2005, Secretary Thompson served as the nation’s leading advocate for the health and welfare of all Americans. Secretary Thompson is the former Independent Chairman of the Deloitte Center for Health Solutions and is a former partner of the international law firm of Akin Gump Strauss Hauer & Feld LLP, or Akin Gump. At the Deloitte Center for Health Solutions and at Akin Gump, Secretary Thompson built on his efforts at HHS to work toward developing solutions to the health care challenges facing American families, businesses, communities, states, and the nation as a whole. As the Governor of Wisconsin from January 1987 to February 2001, Secretary Thompson was perhaps best known for his efforts to revitalize the Wisconsin economy, for his national leadership on welfare reform, and for his work toward expanding healthcare access across all segments of society. Secretary Thompson also serves as Chairman of CareView Communications, Inc. [OTCQB: CRVW], and serves as a member of the board of directors for the following public companies: C. R. Bard, Inc. [NYSE: BCR], Centene Corporation [NYSE: CNC], United Therapeutics Corporation [NASDAQ: UTHR], and Cytori Therapeutics, Inc. [NASDAQ: CYTX]. Secretary Thompson also served as a member of the boards of directors of PURE Bioscience, Inc. [NASDAQ: PURE] from February 2006 to August 2009, SpectraScience, Inc. [OTCBB: SCIE] from September 2007 to December 2009, AGA Medical Holdings, Inc. [NASDAQ: ASAM]

from August 2005 to November 2010, and CNS Response, Inc. [OTCBB: CNSO.OB] from September 2009 to March 2010. We believe Secretary Thompson’s experience in public service, particularly his services and knowledge related to the healthcare industry as a whole, makes him well suited to be a director of our company. He received both his B.S. and his J.D. from the University of Wisconsin-Madison.

Robert G. Finizio has served as Chief Executive Officer and a director of our company since October 2011. As co-founder of our VitaMed subsidiary, Mr. Finizio served as its Chief Executive Officer and a director from April 2008 to October 2011. Mr. Finizio has 16 years of successful early stage company development experience in the healthcare industry. Mr. Finizio co-founded and served from August 2001 to February 2008 as President of Care Fusion, LLC and then as Chief Executive Officer of CareFusion, Inc., which was acquired by Cardinal Health, Inc. Mr. Finizio’s early business experience was with Omnicell, Inc. (formerly known as Omnicell Technologies, Inc.) and Endoscopy Specialists, Inc. in the healthcare IT and surgical space, respectively. We believe Mr. Finizio’s intimate knowledge and experience with all aspects of the business, operations, opportunities, and challenges of our company and experience with early stage company development in the healthcare industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Finizio earned a B.A. from the University of Miami.

John C.K. Milligan, IV has served as President, Secretary, and a director of our company since October 2011. From December 2008 to October 2011, Mr. Milligan served as President and Director of VitaMed. Prior to VitaMed, Mr. Milligan co-founded CareFusion, LLC, serving as President and General Manager from August 2001 to February 2008, and then as President and Chief Operating Officer of CareFusion, Inc. From 1997 to 2001, Mr. Milligan was Vice President, Sales and Operations for Omnicell, Inc., a provider of pharmaceutical supply chain management systems and services. Prior to Omnicell, Mr. Milligan also held executive management positions at Serving Software Inc. and HBO & Co., both subsequently acquired by McKesson Corporation. We believe Mr. Milligan’s significant experience in creating, developing and guiding growth-oriented healthcare companies and knowledge of our business provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Milligan is a graduate of the U.S. Naval Academy.

Dr. Brian Bernick has served as a director of our company since October 2011. Dr. Bernick also has served as the Chief Medical Officer of our company since February 2012. As co-founder of VitaMed, Dr. Bernick served on VitaMed’s board of directors from its inception. Dr. Bernick is a practicing and board certified obstetrician/gynecologist with 20 years of clinical medical experience. Dr. Bernick is the past Chairman of the Department of Obstetrics and Gynecology at Boca Raton Regional Hospital and has served as a member of its Medical Executive Board. He has served on the board of directors of the Palm Beach Medical Society and VitalMD Group Holding, LLC, the largest physician-owned and managed group of obstetricians/gynecologists in Florida covering more than 250 physicians/practices. Dr. Bernick is the recipient of several national and regional awards including the American Medical Association Foundation’s Leadership Award and was recognized by both Super Doctors and National Consumers Survey for being in the top 5% of doctors. Dr. Bernick is an Associate Professor of Medicine at Florida Atlantic University and provides medical education in conjunction with Emory University and Florida Atlantic University School of Nursing and Medicine. We believe Dr. Bernick’s experience in the OB/GYN field gives him an understanding of sales channels and the needs and requirements of our customers and provides the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Dr. Bernick earned a B.A. in economics from Northwestern University and a doctorate in medicine from the University of Chicago Medical School. He completed his residency at the University of Pennsylvania.

Cooper C. Collins has served as a director of our company since February 2012. Mr. Collins served as the President, Chief Executive Officer, and a director of Pernix Therapeutics Holdings, Inc. [NASDAQ: PTX] since the close of the merger between Pernix and Golf Trust of America, Inc. in March 2010 until May 2013, when he stepped down as President and Chief Executive Officer and began to serve as Chief Strategic Officer of Pernix. Mr. Collins joined Pernix in 2002. Pernix is a specialty pharmaceutical company focused on the sales, marketing, and development of branded and generic pharmaceutical products primarily for the pediatric market. He was appointed a director of Pernix in January 2007, Pernix’s President in December 2007, and Pernix’s Chief Executive Officer in June 2008. From December 2005 to December 2007, Mr. Collins served as Vice President of Business and Product Development of Pernix and as Pernix’s Territory Manager from December 2003 to December 2005. Mr. Collins was employed for three years by the National Football League franchise, The New Orleans Saints, in its media relations department. We believe Mr. Collins’ specialty pharmaceutical company knowledge and executive experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. While on a football scholarship, Mr. Collins received a B.A. from Nicholls State University, where he later received an M.B.A.

Samuel A. Greco has served as a director of our company since February 2012. Mr. Greco has served as Chief Executive Officer of CareView Communications, Inc. since September 2007 and as a director of CareView since February 2009 [OTCQB: CRVW]. CareView is an information technology provider to the healthcare industry. Mr. Greco has spent over 30 years in hospital administration, beginning at an independent city hospital and progressing to Senior Vice President of Financial Operations at Columbia/HCA Healthcare Corporation, the industry’s largest operator of healthcare facilities. Over the past 10 years, Mr. Greco has provided consulting services to hospital management companies. He was instrumental in the development of the CareView System™. We believe Mr. Greco’s experience in the healthcare industry and knowledge of supply chain strategies, vendor partnering, and logistics management provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Greco earned his B.A. in Accounting from Bryant College and is a frequent speaker at various healthcare symposiums.

Robert V. LaPenta, Jr. has served as a director of our company since February 2012. Since August 2011, Mr. LaPenta has served as a partner of Aston Capital, a private equity investment firm with a current focus on investments in the aerospace, defense, and intelligence markets. Prior to Aston Capital, Mr. LaPenta served as Vice President of Mergers and Acquisitions and Corporate Strategy for L-1 Identity Solutions, Inc., or L-1, provider of technology, products, systems and solutions, and services that protect and secure personal identities and assets. From April 2007 through July 2011, Mr. LaPenta assisted L-1 senior management in identifying acquisition candidates and investments while assisting in due diligence, structuring, valuation, execution, and related financing. Prior to L-1, Mr. LaPenta spent 13 years as an institutional equity trader focused on healthcare sector trading for both customer and proprietary accounts. From February 2003 to March 2007, Mr. LaPenta served as Managing Director, Co-Head of Equity Trading at Banc of America Securities LLC where he managed capital commitment, proprietary trading, and risk management within cash trading. Prior to Banc of America Securities, he served as Director or Vice President of Equity Trading with Credit Suisse First Boston, PaineWebber, Inc., and Salomon Smith Barney, Inc. Previously, as a Senior Associate at Coopers & Lybrand LLP, Mr. LaPenta assisted with auditing, consulting, due diligence, and SEC reporting. Mr. LaPenta is Co-Investment Manager of a $250 million family/friends/partners asset portfolio consisting of individual equities, fixed income, equity options, hedge fund strategies, private equity, and alternative investments. He is an active participant and fund raiser for New York City’s W. 63rd Street YMCA, Turn the Corner Foundation, and numerous other charities. Mr. LaPenta has recently been added to the board of directors of Revolution Lighting Technologies, Inc. [NASDAQ: RVLT], a public company engaged in the design, manufacture, marketing and installation of LED lighting systems. We believe Mr. LaPenta’s diverse investing background, capital markets knowledge, and his relationships within the financial community provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. LaPenta graduated in 1991 from Boston College with a B.A. in Accounting and Finance and is a registered CPA (inactive) in the State of New York.

Jules A. Musing has served as a director of our company since May 2013. In the course of Mr. Musing’s 36-year career in the pharmaceutical and biotechnology industry, specifically at Johnson & Johnson and its affiliates, he has been responsible for the worldwide licensing and acquisition of pharmaceutical and biotechnology products and technologies and the establishment of strategic alliances. This included the establishment of new scientific, technology and product collaborations in various therapeutic areas, the negotiation of licensing and alliance agreements with biotechnology and pharmaceutical companies worldwide, and the partnering, spin-out and out-licensing of company pharmaceutical and biotechnology assets. Prior to moving into those roles, Mr. Musing was Vice President Marketing International for the Janssen Pharmaceutical Group of Companies Worldwide from March 1982 to December 1984; President of Pitman-Moore, Inc., a U.S.-based Johnson & Johnson company from January 1985 to June 1987; Managing Director of Janssen Pharmaceutical in Portugal from July 1987 to March 1990; President of Serono, Inc. in the United States and Executive Vice President with responsibilities for North and South America from April 1990 to January 1993; Member of the Board of Ortho Biotech, Inc. from January 1993 to October 1999; and Managing Director of Ortho Biotech in France (a Johnson & Johnson affiliate) from October 1999 to January 2003. From January 2003 to his retirement in September 2010, Mr. Musing served as Vice President, Licensing and Acquisitions for the Pharmaceutical Group at Johnson & Johnson, where he was responsible for the worldwide licensing and acquisition of pharmaceutical and biotechnology products in all therapeutic areas. He has served as a board member of Delphi Digital, Inc. since March 2012 and Chairman of the Scientific Board of Advisors for Noble Capital Financial Markets since February 2012, and previously served on the board of directors of iBio, Inc. [NYSE MKT: IBIO] from June 2011 to December 2012. We believe Mr. Musing’s more than 36-years’ experience in the pharmaceutical and biotechnology industry, including the establishment of numerous strategic and global partnerships and various new product collaborations provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Musing received his Master’s Degree in Biological Sciences from the University of Brussels (Belgium) and his Graduate Degree in Economics and Financial Sciences from the University of Antwerp (Belgium).

Nicholas Segal has served as a director of our company since February 2012. Since June 2007, Mr. Segal has served as a director of Seavest Capital Partners, a private investment company that invests in early and growth-stage companies, primarily in the education, healthcare, consumer technology, and media sectors. Representing investments of Seavest, Mr. Segal previously served on the board of directors of VitaMed prior to its acquisition by our company. Mr. Segal serves on the board of directors of AutoSquad Corporation, a private company specializing in online tire sales and installation directly to the consumer. He also serves as a member of the board of directors of Tout Industries, Inc., a private company with a new social media platform. Mr. Segal founded and currently serves as Chief Executive Officer of Polar Generation, LLC, an early-stage consumer products company. Prior to joining Seavest, Mr. Segal served as a senior analyst in the Finance and Business Development group at ESPN from September 2004 to April 2007. We believe Mr. Segal’s broad base of knowledge in technologies and products directed to the consumer market provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. He graduated with a B.A. from Duke University in 2004.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Thompson, Greco, Collins, LaPenta, Jr., Musing, and Segal are independent directors, as “independence” is defined by the listing standards of the NYSE MKT, because they have no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). For the year ended December 31, 2012, Mr. Finizio served as a non-independent member of the Compensation Committee and Dr. Bernick and Mr. Milligan served as non-independent members of the Nominating and Corporate Governance Committee. Messrs. Finizio and Milligan and Dr. Bernick stepped down from these committees on February 11, 2013.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.therapeuticsmd.com, the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NYSE MKT regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Executive Sessions

We anticipate that we will regularly schedule executive sessions in which non-employee directors will meet without the presence or participation of management, with at least one of such sessions including only independent directors. Mr. Thompson, as our Chairman of the Board, will chair the executive sessions. We did not hold any executive sessions during 2012.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, and Nominating and Corporate Governance Committee, each consisting entirely of independent directors.

The Audit Committee

The purpose of the Audit Committee is to oversee our financial and reporting processes and the audits of our financial statements and to provide assistance to our Board of Directors with respect to its oversight of the integrity of our financial statements, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; review accounting and financial controls with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. LaPenta, Jr., Greco, and Segal, each of whom is an independent director of our company under the NYSE MKT rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. LaPenta, Jr. serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. LaPenta, Jr. (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and other executive officers and discharging the responsibilities of our Board of Directors relating to our compensation programs. The Compensation Committee currently consists of Messrs. Collins and Segal, with Mr. Collins serving as Chairman.

The Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to us.

The members of the Nominating and Corporate Governance Committee are Messrs. Thompson and LaPenta, Jr. Mr. Thompson serves as Chair.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, stock repurchases, debt and equity placements, and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risks. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominating and Corporate Governance Committee oversees governance related risks, such as board independence, conflicts of interests, and management succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background sets forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer. Mr. Finizio served as our Chairman of the Board and Chief Executive Officer until Mr. Thompson’s appointment as Chairman of the Board in May 2012.

We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2011, we did not have a Compensation Committee. Upon its formation on February 29, 2012, our Compensation Committee initially consisted of three members of our Board of Directors, namely, Cooper C. Collins (Chair), Robert G. Finizio, and Nicholas Segal. Of those members, only Mr. Finizio was an officer and employee of our company. On February 11, 2013, Mr. Finizio stepped down from the Compensation Committee. No current executive officer or member of our Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Board and Committee Meetings

Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2012. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member.

During the fiscal year ended December 31, 2012, the Audit Committee did not hold any formal meetings; all items subject to committee discussion took place during meetings of the full Board of Directors, and committee members reviewed our company’s financial statements with our independent registered public accounting firm following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC. Our Audit Committee plans to meet on at least a quarterly basis during the fiscal year ending December 31, 2013.

During the year ended December 31, 2012, the Compensation Committee held one meeting. Our Compensation Committee plans to meet at least once during the fiscal year ending December 31, 2013.

During the year ended December 31, 2012, the Nominating and Corporate Governance Committee did not hold any formal meetings; all items subject to committee discussion took place during meetings of the full Board of Directors. Our Nominating and Corporate Governance Committee plans to meet at least once during the fiscal year ending December 31, 2013.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of stockholders. To that end, we have scheduled a meeting of our Board of Directors on the same day as our annual meeting of stockholders. We did not hold an annual meeting of stockholders last year.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of TherapeuticsMD, Inc. at the address listed herein c/o any specified individual director or directors. Any such letters are forwarded to the indicated directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

Our Board of Directors has appointed a Compensation Committee, consisting of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine or recommend to the Board of Directors the compensation of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors, or as directed by the Board of Directors determines and approves, the compensation of our other executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals as they exist from time to time.

Our compensation program for executive officers consists primarily of base salaries, cash incentive bonuses, and long-term incentives in the form of stock-based awards, which may include time-based or performance-based stock options or other stock-based awards. Executives also participate in various other benefit plans, including medical and retirement plans that generally are available to all of our employees. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.

Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives, with base salaries generally set at levels below those of our peer companies taking into account the possibility of the receipt by our executives of cash performance-based incentive bonuses. Cash incentive bonuses are designed to reward individuals for performance based on certain aspects of our company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer will be higher than that of our other executive officers assuming relatively equal achievement of performance targets.

We believe that the overall compensation levels for our executive officers, including our named executive officers, are in alignment with our pay-for-performance philosophy and have been consistent with our performance.

Role of the Compensation Committee and Chief Executive Officer

Historically, our Board of Directors determined and administered the compensation of our Chief Executive Officer and our Chief Financial Officer, and our Chief Executive Officer, subject to the approval of our Board of Directors, determined the compensation of our other executive officers. Currently, our Compensation Committee, formed on February 29, 2012, makes the ultimate decisions regarding executive officer compensation and share-based compensation for all of our employees. Our Chief Executive Officer and other executive officers may from time to time attend meetings of our Compensation Committee or our Board of Directors, but will have no decision authority with respect to such compensation. Annually, our Compensation Committee will evaluate the performance of our Chief Executive Officer and determine our Chief Executive Officer’s compensation in light of the goals and objectives of our compensation program. The decisions relating to our Chief Executive Officer’s compensation will be made by the Compensation Committee, which will review its determinations with our Board of Directors prior to its final determination. The Chief Executive Officer is not permitted to attend those meetings of the Compensation Committee or the Board of Directors at which the compensation of the Chief

Executive Officer is deliberated or determined. Decisions regarding the compensation of other executive officers will be made by our Compensation Committee after considering recommendations from our Chief Executive Officer.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we periodically review compensation levels in our geographical area, compensation levels of companies that we deem to be similar to our company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. We use peer group information as a point of reference, but do not benchmark or target our compensation levels against our peer group.

From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants; our compensation consultants report directly to our Compensation Committee; and our compensation consultants do not perform any other services for our company.

Base Salary

We set base salaries at a level sufficient to attract, retain, and motivate our executives taking into account the fact that our executives have the opportunity to receive significant incentive compensation if they are able to achieve performance goals set from time to time. Base salaries for executive officers are established based on an executive’s position, responsibilities, skills, and experience. In determining base compensation, we also take into account individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other positions within our company, and corporate needs. The Compensation Committee’s evaluation of the foregoing factors is subjective, and Compensation Committee does not assign a particular weight to any factor. Our base salaries tend to be lower than those of our peer companies that do not place as much emphasis as we do on paying for performance.

Cash Incentive Compensation

Because cash incentive compensation represents an important component of overall executive compensation, we have incorporated these incentives into executive employment contracts executed November 8, 2012. This cash incentive compensation program reflects our pay-for-performance philosophy. On an annual basis, our Board of Directors, based on recommendations from our Compensation Committee, creates management directives and goals that dictate our company’s path for success and the pay-for-performance objectives. We may establish objective performance criteria when setting performance goals for the cash incentive compensation program for a particular year. These performance criteria may have a wide range of factors, including filing Initial New Drug Applications with the Federal Drug Administration, or FDA, beginning clinical trials, receiving New Drug Approvals from the FDA, reaching sales goals, or cash flow from operations. The performance criteria may vary on a year-to-year and executive-by-executive basis depending on the goals then deemed important for our company as a whole and for the particular executive officer and may be established for all or a portion of a year or for multiple years. We attempt to set each of our performance goals at a level that can be realistically achieved, but at a level that is challenging and consistent with achieving the desired corporate goal. In establishing performance goals, our Compensation Committee also may take into consideration prevailing as well as expected future economic conditions affecting our company’s business and industry. For the year ended December 31, 2012, no cash bonus awards were paid to executives.

Grants of Stock-Based Awards

We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to benefit from a significant position in our common stock. We have no ongoing policy for allocating among different types of stock-based awards. Therefore, we maintain the flexibility to grant each type of stock-based award. Among other factors, the amount and type of stock-based awards granted takes into account stock-based awards previously granted to an individual. Stock based compensation typically vests over a period of years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned. Our Board of Directors grants stock-based awards at regularly scheduled meetings of the board after reviewing allocations recommended by the Compensation Committee following advice from the committee’s compensation consultants, an analysis of peer companies, specific goals to be achieved, and a wide range of other factors. See “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code and life insurance coverage.

Deductibility of Executive Compensation

We take into account the tax effect of our compensation. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance- based portion of the compensation of our executive officers in a manner that complies with Section 162(m), including such awards granted pursuant to our 2009 Long Term Incentive Compensation Plan and 2012 Stock Incentive Plan.

Accounting Considerations

We account for stock-based awards in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 “Compensation—Stock Compensation” (ASC 718). In determining stock-based awards, we consider the potential expense of those grants under ASC 718 and the impact on our earnings per share.

Policies for the Pricing and Timing of Stock-Based Grants

We set the price of all stock-based awards at the closing price of our stock on the NYSE MKT on the date of grant. We grant the stock-based compensation at regularly scheduled meetings each year. In the case of new hires, we generally grant stock-based awards on start dates, which are determined by the date the employee reports for service.

Employment Agreements

Each of Messrs. Finizio, Milligan, and Cartwright is a party to an employment agreement with us, which provides for designated base salaries plus time based options, the right to reserve performance-based options, and annual short-term incentive compensation bonuses. Each of the employment agreements provides for benefits in the event of certain changes in control of our company. These arrangements have no effect on our compensation arrangements absent a change in control. See “Executive Compensation — Employment Agreements.”

Fiscal 2012 Compensation

Summary

We engaged Compensia, Inc. to assist us in connection with our fiscal 2012 incentive compensation program. We worked with Compensia in connection with our fiscal 2012 incentive compensation program to maintain our long-standing pay-for-performance philosophy. Our base salaries for fiscal 2012 generally were below the market 25th percentile level for our Chief Executive Officer, President, and Chief Financial Officer. Our Chief Executive Officer’s base salary is 45% of the market 25th percentile, our President’s base salary is 55% of the market 25th percentile, and our Chief Financial Officer’s base salary is 70% of the market 25th percentile. We lacked a formal bonus plan with target incentive opportunities which resulted in target total cash compensation levels (on average) to be approximately 40% of the market 25th percentile. Fiscal 2012 option grant values are between the market 25th and 50th percentiles for our Chief Executive Officer and President. Our Chief Financial Officer did not receive an equity award in 2012 as he received a grant in October 2011 upon his hire.

Compensation Consultants

Compensia assisted us in connection with our fiscal 2012 compensation. Compensia also assisted us in determining an appropriate group of market companies. The market data used came from that of development stage life science companies, which provide very rich compensation packages in order to attract a very limited pool of candidates to run their companies.

Base Salaries

Our named executive officers received base compensation for fiscal 2012 in accordance with their respective fiscal 2012 compensation plans as recommended by the Compensation Committee and approved by the Board of Directors. In 2012, we increased the base salaries of Messrs. Finizio and Milligan from $156,000 in fiscal 2011 to $194,288 and $181,404, respectively, and we increased the base salary of Mr. Krassan from $175,000 in fiscal 2011 to $200,000. These increases were due to the enhancement of our strategic position in the marketplace as well as the strengthening of our capitalization and cash position throughout the fiscal year. The base salary of Mr. Cartwright remained unchanged at $184,715. As mentioned previously, the Compensation Committee recommended and the Board of Directors approved, three year employment agreements for the Messrs. Finizio, Milligan, and Cartwright. These contracts commenced November 8, 2012 and prescribed, among other things, base salaries of no less than $355,100 for Mr. Finizio, $288,100 for Mr. Milligan, and $257,100 for Mr. Cartwright.

Incentive Compensation

In fiscal 2012, we did not pay cash bonuses to executives. However, the employment agreements adopted November 8, 2012 provide for an annual short-term incentive compensation bonus of up to 35% of the base salary for Finizio, and 30% of the base salary for Messrs. Milligan and Cartwright, at the discretion of the Board of Directors.

Stock-Based Awards

For fiscal 2012, our stock-based incentive compensation grants for our named executive officers took the form of stock options. We granted stock options for the following number of shares of common stock to the following executive officers during fiscal 2012: 1,250,000 stock options to Mr. Finizio, of which 600,000 were forfeited and returned to our company; 1,175,000 stock options to Mr. Milligan; and 700,000 stock options to Mr. Cartwright. For the options granted to Mr. Finizio, 50,000 options, granted on April 16, 2012, vested in full on December 31, 2012; 300,000 options vested in full on February 27, 2013, the first anniversary of the date of grant; and 900,000 options (less 600,000 options forfeited and returned to our company) vest annually over three years on the anniversary of the November 30, 2012 date of grant. For the options granted to Mr. Milligan, 75,000 options, granted on April 16, 2012, vested in full on December 31, 2012; 300,000 options vested in full on February 27, 2013, the first anniversary of the date of grant; and 800,000 options vest annually over three years on the anniversary of the November 30, 2012 date of grant. For the options granted to Mr. Cartwright, all 700,000 options vest annually over three years on the anniversary of the November 30, 2012 date of grant. See “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End” tables for further information on these options.

Stock-based compensation for fiscal 2012 took the form of time-based stock options. Each officer forfeits the unearned or unvested portion, if any, of the stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an applicable employment agreement, and any awards that are not earned at the conclusion of the performance period will be forfeited. For Messrs. Finizio, Milligan, and Cartwright, stock-based awards vest upon a change in control of our company.

CEO Compensation

For fiscal 2012, the Compensation Committee evaluated the factors described above in recommending the base salary and incentive compensation of Robert G. Finizio, our Chief Executive Officer. See “Executive Compensation — Employment Agreements.”

Section 162(m)

Our compensation arrangements with any of our executive officers did not exceed the limits on deductibility under Section 162(m) during our fiscal year ended December 31, 2012.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table lists the compensation of our company’s principal executive officer, principal financial officer, and each of our two other executive officers for the year ended December 31, 2012. We refer to these executive officers in this Proxy Statement as our named executive officers. The following information includes the dollar value of base salaries, bonus awards, the number of non-qualified options granted and certain other compensation, if any, whether paid or deferred. The following information includes the aggregated options issued to our executive officers pursuant to the reverse merger with VitaMed and those issued under our 2009 Long Term Incentive Compensation Plan, or LTIP, and 2012 Stock Incentive Plan, or 2012 SOP.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary	Bonus	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert G. Finizio(3).	2012	$194,288	$—	$—	$1,388,859	$—	$19,111	$1,602,258
Chief Executive Officer	2011	$156,000	$—	$—	$—	$—	$15,986	$171,986
	2010	$140,282	$—	$—	$—	$—	$2,250	$142,532
John C.K. Milligan, IV(4)	2012	$181,404	$—	$—	$1,263,781	$—	$18,184	$1,463,369
President and Secretary	2011	$156,000	$—	$—	$—	$—	$25,329	$181,329
	2010	$144,787	$—	$—	$—	$—	$9,554	$154,341
Daniel A. Cartwright(5)	2012	$184,715	$—	$—	$857,547	$—	$7,814	$1,068,076
Chief Financial Officer, Vice President of Finance, and Treasurer	2011	$79,615	$—	$—	$179,261	$—	$730	$259,606
	2010	$—	$—	$—	$—	$—	$—	$—

Mitchell L. Krassan(6)	2012	$120,451	$—	$—	$—	$—	$1,336	$121,787
Executive Vice President and Chief Strategy Officer	2011	$110,000	$—	$—	$—	$—	$—	$110,000
	2010	$15,096	$—	$—	$62,301	$—	$—	$77,397

(1)

The compensation presented for fiscal years 2010 and a portion of 2011 was earned by our named executive officers in their capacities as officers of VitaMed, prior to our company’s reverse merger with VitaMed that was consummated on October 4, 2011.

(2)

The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes-Merton option-pricing model, an acceptable model in accordance with ASC 718-10. The Black-Scholes-Merton model requires the use of a number of assumptions, including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. For further information, see “Note 10 – Stockholders’ Equity” included in the financial statements included in our Annual Report on Form 10-K.

(3)

This table does not include compensation received by Mr. Finizio in his capacity as a member of our Board of Directors; see “Director Compensation” below. For 2012, (i) Option Awards included the issuance of a non-qualified option for the purchase of 300,000 shares issued on February 27, 2012 and the issuance of a non-qualified option for the purchase of 900,000 shares issued on November 30, 2012; and (ii) All Other Compensation includes health insurance premiums paid on Mr. Finizio’s behalf. For 2011, All Other Compensation includes health insurance premiums paid on Mr. Finizio’s behalf. This table does not include the issuance of warrants for 204,571 shares issued in conjunction with the guarantee of a bank loan. For 2010, All Other Compensation includes health insurance premiums paid on Mr. Finizio’s behalf.

(4)

This table does not include compensation received by Mr. Milligan in his capacity as a member of our Board of Directors; see “Director Compensation” below. For 2012, (i) Option Awards included the issuance of non-qualified options for the purchase of 300,000 shares issued on February 27, 2012 and the issuance of non-qualified options for the purchase of 800,000 shares issued on November 30, 2012; and (ii) All Other Compensation includes health insurance premiums paid on Mr. Milligan’s behalf and a $5,100 car allowance. For 2011, All Other Compensation includes $15,987 for health insurance premiums paid on behalf of Mr. Milligan, $5,100 paid for car allowance, and $4,242 paid for housing allowance. This table does not include the issuance of warrants for 61,372 shares issued in conjunction with a promissory note and for 204,571 shares issued in conjunction with the guarantee of a bank loan. For 2010, All Other Compensation includes $2,250 for insurance premiums paid on Mr. Milligan’s behalf and $7,304 paid for housing allowance.

(5)

For 2012, (i) Option Awards included the issuance of non-qualified options for the purchase of 700,000 shares issued on November 30, 2012; and (ii) All Other Compensation includes health insurance premiums paid on Mr. Cartwright’s behalf. For 2011, (i) Option Awards include the issuance of non-qualified options for the purchase of 300,000 shares issued on October 21, 2011 and the issuance of a warrant for 600,000 shares issued on October 21, 2011, and (ii) All Other Compensation includes health insurance premiums paid on behalf of Mr. Cartwright.

(6)

For 2012, All Other Compensation includes health insurance premiums paid on Mr. Krassan’s behalf. For 2010, Option Awards include the issuance of non-qualified options as follows: (i) options for 73,646 and 92,057 shares respectively, which were originally issued on May 1, 2010 and reissued on October 4, 2011 pursuant to our merger with VitaMed and (ii) an option for 736,455 shares, which was originally issued on September 1, 2010 and reissued on October 4, 2011 pursuant to our merger with VitaMed.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Robert G. Finizio	02/27/2012	(3)	300,000	2.20	$263,156
	04/16/2012	(4)	50,000	2.40	$53,525
	11/30/2012	(5)	900,000	3.00	$1,125,703
John C.K. Milligan, IV	02/27/2012	(3)	300,000	2.20	$263,156
	04/16/2012	(4)	75,000	2.40	$80,287
	11/30/2012	(5)	800,000	3.00	$1,000,625
Daniel A. Cartwright	11/30/2012	(5)	700,000	3.00	$875,547
Mitchell L. Krassan	—		—	—	—

(1)	These stock option awards were granted under our LTIP or 2012 SOP.

(2)

The amounts shown in this column represent the grant date fair value for stock option awards granted to our named executive officers during the covered year calculated in accordance with ASC 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2012. There were no forfeitures during fiscal 2012. We calculated the estimated value of each award based on the closing stock price of our common stock on the date of grant.

(3)	The options granted on February 27, 2012 vested in full on the first anniversary of the date of grant.

(4)	The options granted on April 16, 2012 vested in full on December 31, 2012.

(5)	The options granted on November 30, 2012 vest annually on the anniversary date over three years.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers at December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (1)(2)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
		Exercisable		Unexercisable
Robert G. Finizio	1/1/2009	1,472,910	(1)	—		—	$0.10	1/1/2019
	2/27/2012	—		300,000	(2)	—	$2.20	2/27/2022
	4/16/2012	50,000	(3)	—		—	$2.40	4/16/2022
	11/30/2012	—		900,000	(4)(8)	—	$3.00	11/30/2022
John C.K. Milligan, IV	1/1/2009	2,052,225	(1)	—		—	$0.10	1/1/2019
	2/27/2012	—		300,000	(2)	—	$2.20	2/27/2022
	4/16/2012	75,000	(3)	—		—	$2.40	4/16/2022
	11/30/2012	—		800,000	(4)	—	$3.00	11/30/2022
Daniel A. Cartwright	10/21/2011	75,000	(5)	225,000	(5)	—	$0.38	10/21/2021
	11/30/2012	—		700,000	(4)	—	$3.00	11/30/2022
Mitchell L. Krassan	5/1/2010	73,646	(6)	—		—	$0.19	5/1/2020
	5/1/2010	92,057	(6)	—		—	$0.19	5/1/2020
	9/1/2010	552,341	(7)	184,114	(7)	—	$0.20	9/1/2020

(1)	The options granted on January 1, 2009 vested monthly on the first of each month over three years.

(2)	The options granted on February 27, 2012 vested in full on the first anniversary of the date of grant.

(3)	The options granted on April 16, 2012 vested in full on December 31, 2012.

(4)	The options granted on November 30, 2012 vest annually on the anniversary date over three years.

(5)	The options granted on October 21, 2011 vest annually on the anniversary date over four years.

(6)	All underlying shares vested on May 1, 2011.

(7)	The options granted on September 1, 2010 vest monthly on the first of each month over three years.

(8)	Mr. Finizio forfeited 600,000 of these options in May 2013.

Option Exercises and Stock Vested

During fiscal 2012, none of our named executive officers acquired shares upon the exercise of options or the vesting of stock awards.

Equity Compensation Plan

2009 Long Term Incentive Compensation Plan

In 2009, we adopted the LTIP to provide financial incentives to employees, members of the Board, and advisers and consultants of our company who are able to contribute towards the creation of or who have created stockholder value by providing them stock options and other stock and cash incentives. The awards available under the LTIP consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, EVA awards, and other stock or cash awards as described in the LTIP. There are 25,000,000 shares authorized for issuance thereunder. The LTIP is administered by our Board of Directors, who determine (i) the persons to be granted stock options under the LTIP; (ii) the number of shares subject to each option and the exercise price of each option; (iii) whether the stock option will be exercisable at any time during the option period of ten years or whether it shall be exercisable in installments or by vesting only.

2012 Stock Incentive Plan

On February 23, 2012, our Board of Directors adopted the 2012 SOP, a non-qualified plan not requiring approval by our stockholders. The 2012 SOP was designed to serve as an incentive for retaining qualified and competent key employees, officers, directors, consultants, and advisors of our company. There are 10,000,000 shares authorized for issuance thereunder.

Employment Agreements

Robert G. Finizio has a three year employment agreement that commenced November 8, 2012, which calls for: (i) a time-based ten-year stock option (the “Time-Based Option”) granted and issued on November 30, 2012 (the “Date of Grant”) to purchase 900,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a performance-based ten-year stock option (the “Performance-Based Option”) in an amount to be determined, (iii) a base salary of not less than $355,100 per year and (iv) an annual short-term incentive compensation bonus of up to 35% of the base salary, at the discretion of the Board of Directors. Mr. Finizio will receive employee benefits, vacation and other perquisites as may be determined from time to time and an automatic renewal option for one additional year. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Finizio is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Finizio upon a 14 calendar day prior notice, (iv) involuntary termination by our company without cause with 60-day notice (or 90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause, and (vi) termination for good reason wherein Mr. Finizio will have 90 days from the date of notice to terminate his employment. In addition, if our company is subject to a change in control or Mr. Finizio is terminated without cause, he will be entitled to receive severance benefits of 52 weeks salary, benefits, bonus and vesting of all options and warrants. The employment agreement contains standard provisions for confidentiality and noncompetition.

John C.K. Milligan, IV has a three year employment agreement that commenced on November 8, 2012, which calls for: (i) a Time-Based Option granted and issued on the Date of Grant to purchase 800,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a Performance-Based Option in an amount to be determined, (iii) a base salary of not less than $288,100 per year, and (iv) an annual short-term incentive compensation bonus of up to 30% of the base salary, at the discretion of the Board of Directors. Mr. Milligan will receive employee benefits, vacation and other perquisites as may be determined from time to time and an automatic renewal option for one additional year. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Milligan is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Milligan upon a 14 calendar day prior notice, (iv) involuntary termination by our company without cause with 60-day notice or (90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause, and (vi) termination for good reason wherein Mr. Milligan shall have 90 days from the date of notice to terminate his employment. In addition, if our company is subject to a change in control or the Executive in terminated without cause, Mr. Milligan will be entitled to receive severance benefits of 52 weeks salary, benefits, bonus and vesting of all options and warrants. The employment agreement contains standard provisions for confidentiality and noncompetition.

Daniel A. Cartwright has a three year employment agreement that commenced November 8, 2012, which calls for: (i) a Time-Based Option granted and issued on the Date of Grant to purchase 700,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a Performance-Based Option in an amount to be determined, (iii) a base salary of not less than $257,100 per year, and (iv) an annual short-term incentive compensation bonus of up to 30% of the base salary, at the discretion of the Board of Directors. Mr. Cartwright will receive employee benefits, vacation and other perquisites as may be determined from time to time and an automatic renewal option for one additional year. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Cartwright is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Cartwright upon a 14 calendar day prior notice, (iv) involuntary termination by our Company without cause with 60-day notice or (90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause and (vi) termination for good reason wherein Mr. Cartwright will have 90 days from the date of notice to terminate his employment. In addition, if our Company is subject to a change in control or Mr. Cartwright is terminated without cause, Mr. Cartwright will be entitled to receive severance benefits of 18 months salary, benefits, bonus and vesting of all options and warrants. The employment agreement contains standard provisions for confidentiality and noncompetition.

Post-Employment Compensation

Pension Benefits

We do not offer any defined benefit pension plans for any of our employees. We do have a 401(k) plan in which our employees may participate.

Potential Payments Upon Termination or Change in Control

We have employment agreements with certain of our executive officers as described above. The arrangements reflected in these employment agreements are designed to encourage the officers’ full attention and dedication to our company currently and, in the event of any proposed change of control, provide these officers with individual financial security. Pursuant to the employment agreements, if the executive is terminated for any reason other than for “cause,” or if he terminates his employment voluntarily for “good reason” (as such terms are defined in the employment agreements), he is entitled to receive severance for a period of 12 months in accordance with our normal payroll practices and will be eligible to receive all benefits under welfare benefit plans, practices, policies, and programs provided by us (including medical and group life plans and programs) for the same period.

Pursuant to the employment agreements with the executives officers as described above, if, during the one-year period following a “change of control” (as defined in the employment agreements), the executive’s employment is terminated without cause, he is entitled to receive in one lump sum payment an amount equal to the executive’s annual base salary, an amount equal to the executive’s targeted annual bonus award, an amount equal to the unpaid base salary and accrued but unused vacation pay, the full vesting of all outstanding long-term incentive awards, and a continuation of welfare benefits (healthcare, life and accidental death and dismemberment, and disability insurance) for one year.

The tables below reflect the amount of compensation to certain of our executive officers, assuming termination of such executive’s employment without cause or for good reason or following a change in control of our company on December 31, 2012. Other than as set forth below, no amounts will be paid to our named executive officers in the event of termination.

Robert G. Finizio

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/12	Involuntary Not for Cause Termination on 12/31/12	For Cause Termination on 12/31/12	Involuntary for Good Reason Termination (Change of Control) on 12/31/12	Death on 12/31/12	Disability on 12/31/12
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$4,803,579	$—	$4,803,579	$—	$—
Benefits and Perquisites:
Cash severance	$—	$486,885	$—	$516,427	$—	$—
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

John C.K. Milligan, IV

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/12	Involuntary Not for Cause Termination on 12/31/12	For Cause Termination on 12/31/12	Involuntary for Good Reason Termination (Change of Control) on 12/31/12	Death on 12/31/12	Disability on 12/31/12
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$6,544,321	$—	$6,544,321	$—	$—
Benefits and Perquisites:
Cash severance	$—	$382,030	$—	$382,030	$—	$—
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Daniel A. Cartwright

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/12	Involuntary Not for Cause Termination on 12/31/12	For Cause Termination on 12/31/12	Involuntary for Good Reason Termination (Change of Control) on 12/31/12	Death on 12/31/12	Disability on 12/31/12
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$886,000	$—	$886,000	$—	$—
Benefits and Perquisites:
Cash severance	$—	$341,730	$—	$363,155	$—	$—
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Mitchell L. Krassan

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/12	Involuntary Not for Cause Termination on 12/31/12	For Cause Termination on 12/31/12	Involuntary for Good Reason Termination (Change of Control) on 12/31/12	Death on 12/31/12	Disability on 12/31/12
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$2,615,623	$—	$2,615,623	$—	$—
Benefits and Perquisites:
Cash severance	$—	$—	$—	$—	$—	$—
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

(1)	Amounts represent the dollar amounts that would be recognized for financial statement reporting purposes with respect to the unamortized grant date fair value of stock options

(2)	Determined in accordance with ASC 718.

Nonqualified Deferred Compensation

We do not offer any deferred compensation plans for any of our named executive officers.

Risk Management Considerations

Our Board of Directors believes that our executive compensation program creates incentives to create long-term value while minimizing behavior that leads to excessive risk. The earnings before interest, taxes, depreciation, and amortization, or EBITDA, financial metric used to determine the amount of an executive’s company-based performance bonus has ranges that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, at maximum performance levels, cash incentive compensation cannot exceed 35% of our Chief Executive Officer’s base salary and 30% of the base salary of our other executive officers. The stock options granted to our executives become exercisable over various times and remain exercisable for up to ten years from the date of grant, encouraging executives to look to long-term appreciation in equity values.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our amended and restated articles of incorporation and bylaws provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and agents. The effect of this provision in the amended and restated articles of incorporation is to eliminate the rights of our company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Nevada law.

Insofar as indemnification by our company for liabilities arising under the Securities Act may be permitted to officers and directors of our company pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2012, the following table shows the number of securities to be issued upon exercise of outstanding options under equity compensation plans approved by our stockholders, which plans do not provide for the issuance of warrants or other rights.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	11,508,488	$0.81	13,491,512
Equity Compensation Plans Not Approved by Stockholders	2,225,000	$2.97	7,775,000

Total	13,733,488	$1.16	21,266,512

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Certain Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders, as provided for under Nevada law. Our Board of Directors as a whole or, in certain cases when appropriate, a committee of the Board of Directors consisting solely of independent directors, determines whether a director or officer has a direct or indirect (i.e., any) financial interest in a transaction deemed material based upon the Company’s Code of Conduct and Ethics and Nevada law. The policy with respect to such transactions is provided in our company’s Code of Conduct and Ethics.

Related Transactions

Except for the transactions described below, none of our directors, officers, or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transaction, which materially affected us during the year ended December 31, 2012.

March 2011 Bank Line of Credit

In March 2011, we entered into a Business Loan Agreement and Promissory Note with First United Bank for a $300,000 bank line of credit, or the Bank LOC, for which a personal guarantee and cash collateral was required. Personal guarantees and cash collateral limited to $100,000 each were provided by Robert Finizio and John Milligan, officers of our company, and by Reich Family Limited Partnership, an entity controlled by Mitchell Krassan, also an officer of our company. In consideration for the personal guarantees and cash collateral, warrants for an aggregate of 613,713 shares of common stock were granted. The ten-year warrants vest at the rate of an aggregate of 76,714 shares per calendar quarter-end and have an exercise price of $0.2444 per share. In the event that the Bank LOC is repaid prior to such date as the warrants are fully vested, we will only issue warrants for the number of shares vested through such date. As of December 31, 2012, 562,571 shares were vested under the warrants.

The Bank LOC accrued interest at the rate of 3.020% per annum based on a year of 360 days and was due on March 1, 2012. We negotiated a one-year extension to the Bank LOC with First United Bank, which was executed on March 19, 2012, or the Bank LOC Extension. The Bank LOC Extension accrues interest at the rate of 2.35% and is due on March 1. 2013. On November 13, 2012, the then outstanding balance of $299,220 was repaid in full and we and First United Bank amended the Business Loan Agreement and Promissory Note to reflect a $100,000 bank line of credit, or the Amended Bank LOC. In accordance with the Amended Bank LOC, the personal guarantees and cash collateral were removed for Messrs. Finizio and Milligan. The Amended Bank LOC accrues interest at the rate of 2.35% and is due on May 1, 2013. At December 31, 2012, the outstanding principle balance of the Amended Bank LOC was $0.

Repayment of VitaMed Promissory Notes

In June 2011, VitaMed sold Promissory Notes, or the VitaMed Promissory Notes, in the aggregate principal amount of $500,000, including an aggregate of $200,000 issued to certain of our directors and officers. Messrs. Milligan and Bernick and entities controlled by Messrs. Krassan and Segal were each issued VitaMed Promissory Notes for $50,000. In consideration for the VitaMed Promissory Notes, warrants for an aggregate of 613,718 shares of our common stock were granted. The VitaMed Promissory Notes earn interest at the rate of 4% per annum and were due at the earlier of (i) the six month anniversary of the date of issuance and (ii) such time as VitaMed received the proceeds of a promissory note or notes issued in an amount of not less than $1,000,000. Upon the closing of such funding in July 2011, two of the VitaMed Promissory Notes held by unaffiliated parties in the aggregate of $200,000 were paid in full. By mutual agreement, the remaining VitaMed Promissory Notes in the aggregate of $300,000 were extended.

In October 2011, one of the VitaMed Promissory Notes for $50,000 held by the entity controlled by Mr. Krassan was paid in full for $50,696, including interest. By mutual agreement, the VitaMed Promissory Note held by the entity controlled by Mr. Segal was converted into 133,411 shares of our common stock at $0.38 per share, which represents the fair value of the shares on the date of conversion.

In June 2012, a VitaMed Promissory Note held by an unaffiliated individual was paid in full, including $2,160 in accrued interest. The remaining VitaMed Promissory Notes in the aggregate of $100,000 were extended to October 15, 2012 (one held by Mr. Milligan for $50,000 and one for $50,000 held by BF Investments, LLC, an entity owned by Mr. Bernick), which VitaMed Promissory Notes were paid in full in October 2012.

In December 2011, we sold 4% promissory notes to Mr. Finizio and Mr. Milligan for an aggregate of $100,000 ($50,000 each) with original due dates of March 1, 2012. These promissory notes were extended by mutual agreement to June 1, 2012. In June 2012, the VitaMed Promissory Note held by Mr. Finizio was paid in full including $888 in accrued interest. Mr. Milligan’s VitaMed Promissory Note was extended to October 15, 2012 and subsequently paid in full in October 2012.

Lock-Up Agreements

As required by of the terms of the merger agreement with VitaMed dated July 18, 2011, we entered into a lock-up agreement with certain security holders covering the aggregate of 70,000,000 shares of our common stock issued pursuant to the merger or reserved for issuance pursuant to options and warrants. Each security holder agreed that from the date of the merger agreement until 18 months thereafter, they would not make or cause any sale of our securities. After the completion of this 18-month lock-up period, the security holders agreed not to sell or dispose of more than 2.5% of the aggregate common stock or shares reserved for issuance for options and warrants per quarter over the following 12-month period. Upon the completion of this 12-month period dribble out period, the lock up agreements will terminate.

Agreements with Pernix Therapeutics, LLC

We closed a stock purchase agreement with Pernix Therapeutics, LLC, or Pernix, a speciality pharmaceutical company, on October 5, 2011 pursuant to which Pernix purchased 2,631,579 shares of our common stock at a purchase price of $0.38 per share for a total purchase price of $1,000,000. The stock purchase agreement included a lock-up agreement pursuant to which, among other things, Pernix agreed that for a period of 12 months from the date of the lock-up agreement, it would not make or cause any sale of the purchased shares. After the completion of this 12-month lock-up period, Pernix agreed not to sell or dispose of more than 5% of the shares per quarter for the following 12-month period. The President and largest shareholder of Pernix, Cooper C. Collins, was elected to serve on our Board of Directors on February 29, 2012. From time to time, we have and will continue to enter into agreements with Pernix in the normal course of business, which agreements are negotiated in arms-length transactions. On June 14, 2013, we waived the remaining term of the lock-up agreement, and Pernix sold all 2,631,579 shares of our common stock in a private transaction.

Warrants Assigned to Related Party

In June 2012, a 100,000 warrant was assigned to the son of the Chairman of our Board of Directors by a non-affiliated third party.

Credit Line for $10 Million

On January 31, 2013, we issued a Multiple Advance Revolving Credit Note, or the Note, to Plato and Associates, LLC, or Plato, an entity solely owned by Robert J. Smith, one of our principal stockholders as of December 31, 2012. The Note allows us to draw down funding up to the $10 million maximum principal amount, at a stated interest rate of 6% per annum. Plato may make advances to us from time to time under the Note at our request, which advances will be of a revolving nature. Interest payments will be due and payable on a quarterly basis, commencing on April 10, 2013, and the principal balance outstanding under the Note, together with all accrued interest and other amounts payable under the Note, if any, will be due and payable on February 24, 2014. As additional consideration for the Note, we issued to Plato a warrant to purchase 1,250,000 shares of our common stock at an exercise price $3.20 per share. This warrant will vest and become exercisable on October 31, 2013 and may be exercised any time after that date prior to its January 31, 2019 expiration date. As of March 7, 2013, we have drawn down $200,000 on the Note.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

July 12, 2013	Respectfully submitted,

Cooper C. Collins, Chairman
Nicholas Segal

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the year ended December 31, 2011, we did not have a Compensation Committee. Upon its formation on February 29, 2012, our Compensation Committee initially consisted of three members of our Board of Directors, namely, Cooper C. Collins (Chair), Robert G. Finizio, and Nicholas Segal. Of those members, only Mr. Finizio was an officer and employee of our company. On February 11, 2013, Mr. Finizio stepped down from the Compensation Committee. No current executive officer or member of our Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

Historically, we have not paid cash fees to directors; however, we have reimbursed out-of-state directors for costs associated with travel and lodging to attend board meetings. Beginning in 2013, each director will receive an annual director’s fee of $28,000, which will be paid in cash. Our directors may also be granted non-qualified options from time to time under our LTIP or 2012 SOP.

The following table and accompanying footnotes details compensation paid to our directors for services rendered for the year ended December 31, 2012. Mr. Musing was not elected to our Board of Directors until May 2013, and therefore, is not included in the table below.

Name (a)	Fees earned or paid in cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)(1)(2)	Non-Equity Incentive Plan Compensation ($)(e)	Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(h)
Robert F. Finizio(3)	—	—	$53,525	—	—	—	$53,525
John C.K. Milligan, IV(4)	—	—	$80,287	—	—	—	$80,287
Brian A. Bernick, MD(5)(11)	—	—	$53,525	—	—	$199,036	$252,661
Cooper C. Collins(6)	—	—	$80,287	—	—	—	$80,287
Robert V. LaPenta, Jr.(7)	—	—	$80,287	—	—	—	$80,287
Tommy G. Thompson(8)	—	—	$80,287	—	—	—	$80,287
Samuel A. Greco(9)	—	—	$53,525	—	—	—	$53,525
Nicholas Segal(10)	—	—	$53,525	—	—	—	$53,525

(1)

The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes-Merton option-pricing model, an acceptable model in accordance with ASC 718-10. The Black-Scholes-Merton model requires the use of a number of assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. For further information, see “Note 10 – Stockholders’ Equity” included in the financial statements included in our Annual Report on Form 10-K.

(2)	Options depicted in the table above were granted to directors for serving on our Board of Directors and vested on December 31, 2012.

(3)

The amount listed does not include any compensation for services rendered as an executive officer, including (i) options granted to Mr. Finizio in the aggregate of 2,672,910 shares during 2012 or (ii) warrants issued to Mr. Finizio in exchange for a personal bank guarantee in the aggregate of 179,000 shares during 2012. See Summary Compensation Table. On December 31, 2012, Mr. Finizio had an aggregate of 2,722,910 options and 179,000 warrants.

(4)

The amount listed does not include any compensation for services rendered as an executive officer, including (i) options issued to Mr. Milligan in the aggregate of 3,152,255 shares during 2012 or (ii) warrants issued to Mr. Milligan in exchange for a personal bank guarantee and in connection with a promissory note in the aggregate of 240,372 shares during 2012. See Summary Compensation Table. On December 31, 2012, Mr. Milligan had an aggregate of 3,227,255 options and 240,372 warrants.

(5)

The amount listed does not include warrants issued to Dr. Bernick in connection with a promissory note in the aggregate of 61,372 shares during 2012. On December 31, 2012, Dr. Bernick had an aggregate of 1,672,190 options and 61,372 warrants.

(6)	On December 31, 2012, Mr. Collins had an aggregate of 75,000 options.

(7)	On December 31, 2012, Mr. LaPenta, Jr. had an aggregate of 75,000 options.

(8)	On December 31, 2012, Mr. Thompson had an aggregate of 75,000 options.

(9)	On December 31, 2012, Mr. Greco had an aggregate of 50,000 options.

(10)

On December 31, 2012, Mr. Segal had an aggregate of 142,057 options and 61,372 warrants. Mr. Segal owns 11.5812% of Fourth Generation Equity Partners, which has the rights to the 61,372 warrants. Mr. Segal claims ownership equal to 7,107 of these warrants.

(11)

The total amount of compensation includes the options granted to Dr. Bernick for services rendered as a consultant in the aggregate of 150,000 shares during 2012 for a value of $160,574 and consulting fees of $38,462.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee must be “independent” of our company and management, as independence is defined in applicable rules of the Securities and Exchange Commission and the NYSE MKT listing standards.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and rules of the NYSE MKT.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by the guidelines of the SEC, the Sarbanes-Oxley Act of 2002, Statement on Auditing Standards No. 61, as amended, and other applicable regulations. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the independent auditor the independent auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held no formal meetings during fiscal 2012.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee of our Board of Directors.

July 12, 2013	Robert V. LaPenta, Jr., Chairman
Samuel A. Greco
Nicholas Segal

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2012, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, June 24, 2013, by the following:

•	each of our directors and executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of June 24, 2013. Shares issuable pursuant to stock options, warrants, and convertible securities are deemed outstanding for computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TherapeuticsMD, Inc., 951 Broken Sound Parkway NW, Suite 320, Boca Raton, Florida 33487.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Executive Officers and Directors:
Robert G. Finizio, Chief Executive Officer and director(2)	24,163,496	18.15%
John C.K. Milligan, IV, President, Secretary, and director(3)	9,035,645	6.75%
Daniel A. Cartwright, Chief Financial Officer, Vice President, Finance, and Treasurer(4)	374,992	*
Mitchell L. Krassan, Executive Vice President and Chief Strategy Officer(5)	861,241	*
Brian Bernick, M.D., Chief Medical Officer and director(6)	10,854,049	8.17%
Tommy G. Thompson, Chairman of the Board(7)	705,000	*
Samuel A. Greco, director(8)	450,000	*
Cooper C. Collins, director(9)	75,000	*
Robert V. LaPenta, Jr., director(10)	80,000	*
Jules A. Musing, director	—	—
Nicholas Segal, director(11)	3,998,719	3.04%
All executive officers and directors as a group (11 persons)(12)	50,598,142	36.33%

5% Stockholders:
Wellington Management Company, LLP(13)	18,064,752	13.77%
Robert J. Smith(14)	11,804,426	8.82%
Steven G. Johnson(15)	9,453,149	7.06%
FMR LLC(16)	9,128,507	6.96%

*Represents less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage of ownership is based on 131,151,334 shares of common stock outstanding as of June 24, 2013, as adjusted for each stockholder.

(2)

This amount includes (i) 22,161,586 shares directly owned by Mr. Finizio, (ii) 1,822,910 shares due to Mr. Finizio upon exercise of vested shares under options and (iii) 179,000 shares due to Mr. Finizio upon exercise of vested shares under a warrant. This amount excludes 300,000 shares due to Mr. Finizio upon exercise of unvested options. The percentage beneficially owned by Mr. Finizio is based on 133,153,244 shares which would be outstanding if all of Mr. Finizio’s vested shares under the options and warrant were exercised.

(3)

This amount includes (i) 6,368,018 shares directly owned by Mr. Milligan, (ii) 2,427,255 shares due to Mr. Milligan upon exercise of vested shares under options, and (iii) 240,372 shares due to Mr. Milligan upon exercise of vested shares under warrants. This amount excludes 850,000 shares due to Mr. Milligan upon exercise of unvested options. The percentage beneficially owned by Mr. Milligan is based on 133,818,961 shares which would be outstanding if all of Mr. Milligan’s vested shares under the options and warrants were exercised.

(4)

This amount includes (i) 75,000 shares due to Mr. Cartwright upon exercise of vested shares under options, and (ii) 299,992 shares due to Mr. Cartwright upon exercise of vested shares under a warrant. This amount excludes (i) 925,000 shares due to Mr. Cartwright upon exercise of unvested options, and (ii) 300,008 shares due to Mr. Cartwright upon exercise of unvested warrants. The percentage beneficially owned by Mr. Cartwright is based on 131,526,326 shares which would be outstanding if all of Mr. Cartwright’s vested shares under the options and warrant were exercised.

(5)

This amount includes 861,241 shares due to Mr. Krassan upon exercise of vested shares under options. This amount excludes 40,917 shares due to Mr. Krassan upon exercise of unvested options. The percentage beneficially owned for Mr. Krassan is based on 132,012,575 shares which would be outstanding if all of Mr. Krassan’s vested shares under the options were exercised.

(6)

This amount includes (i) 9,119,767 shares beneficially owned by BF Investment Enterprises, Ltd., or BF Investment, a company controlled by Dr. Bernick, (ii) 1,672,910 shares due to BF Investment upon exercise of vested shares under options and (iii) 61,372 shares due to BF Investment upon exercise of vested shares under a warrant. This amount excludes 50,000 shares due to Mr. Bernick upon exercise of unvested options. The percentage beneficially owned by Dr. Bernick is based on 132,885,616 shares which would be outstanding if all of BF Investment’s vested shares under the options and warrant were exercised.

(7)

This amount includes (i) 630,000 shares directly owned by Thompson Family Investments, LLC, an entity solely owned by Thompson Family Holdings, LLC, an entity solely owned by Mr. Thompson, and (ii) 75,000 shares due to Mr. Thompson upon exercise of vested shares under options. This amount excludes 225,000 shares due to Mr. Thompson upon exercise of unvested options. The percentage beneficially owned by Mr. Thompson is based on 131,226,334 shares which would be outstanding if all of Mr. Thompson’s vested shares under the options were exercised.

(8)

This amount includes (i) 400,000 shares directly owned by Mr. Greco, which shares are currently pledged as security for a promissory note and (ii) 50,000 shares due to Mr. Greco upon exercise of vested shares under options. This amount excludes 50,000 shares due to Mr. Greco upon exercise of unvested options. The percentage beneficially owned by Mr. Greco is based on 131,201,334 shares which would be outstanding if all of Mr. Greco’s vested shares under the options were exercised.

(9)

This amount includes 75,000 shares due to Mr. Collins upon exercise of vested shares under options. This amount excludes 75,000 shares due to Mr. Collins upon exercise of unvested options. The percentage beneficially owned by Mr. Collins is based on 131,226,334 shares, which would be outstanding if all of Mr. Collins’ vested shares under the options were exercised.

(10)

This amount includes (i) 5,000 shares directly owned by Mr. LaPenta and (ii) 75,000 shares due to Mr. LaPenta upon exercise of vested shares under options. This amount excludes 75,000 shares due to Mr. LaPenta upon exercise of unvested options. The percentage beneficially owned by Mr. LaPenta is based on 131,226,334 shares which would be outstanding if all of Mr. LaPenta’s vested shares under the options were exercised.

(11)

This amount includes (i) 245,485 shares directly owned by Mr. Segal, and (ii) 142,057 shares due to Mr. Segal upon exercise of vested shares under an option. Mr. Segal owns 11.5812% of Fourth Generation Equity Partners, or Fourth Generation, which (i) owns 3,549,805 shares and (ii) has the right to acquire 61,372 shares upon exercise of vested shares under a warrant. Mr. Segal claims ownership equal to 411,110 shares and 7,107 vested shares under the Fourth Generation warrant. Mr. Segal disclaims beneficial ownership to the remaining shares and remaining vested shares under the warrant owned by Fourth Generation. This amount excludes 50,000 shares due to Mr. Segal upon exercise of unvested options. The percentage beneficially owned by Mr. Segal is based on 131,354,763 shares which would be outstanding if all of Mr. Segal’s and Fourth Generation’s vested shares under options were exercised.

(12)

This amount includes all shares directly and indirectly owned by all officers and directors and all shares to be issued directly and indirectly upon exercise of vested shares under options and warrants held by our officers and directors within 60 days of the record date. The percentage beneficially owned by all officers and directors is based on 139,269,815 shares which would be outstanding if all of the officers’ and directors’ vested shares under options and warrants were exercised.

(13)

The information is as reported on Amendment No. 2 to Schedule 13G as filed April 10, 2013. The shares are beneficially owned by Wellington Management Company, LLP, in its capacity as investment adviser, for its clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of such shares. No such client is known to have such right or power with respect to more than five percent. Wellington Management Company, LLP has shared voting power over 13,770,481 shares and sole dispositive power over all such shares. Wellington Management Company, LLP’s address is 280 Congress Street, Boston, MA 02210.

(14)

The information is as reported on Schedule 13D as filed May 2, 2013. This amount includes (i) 5,690,468 shares beneficially owned through Plato and Associates, LLC, or Plato, an entity solely controlled by Robert J. Smith, (ii) 1,432,228 shares beneficially owned through Energy Capital, LLC, an entity solely controlled by Mr. Smith, (iii) 1,981,730 shares beneficially owned through Jo Cee, LLC, an entity solely controlled by Robert J. Smith, and (iv) 2,700,000 shares due to Plato upon the exercise of vested warrants. This amount excludes 1,250,000 shares due to Plato upon exercise of unvested warrants. The percentage beneficially owned by Plato is based on 133,851,334 shares that would be outstanding if all of Mr. Smith’s shares under the vested warrants were exercised. Mr. Smith exercises voting and dispositive power over all such shares. Mr. Smith’s address is 13650 Fiddlesticks Boulevard, #202-324, Ft. Myers, Florida 33912.

(15)

The information is as reported on Schedule 13D as filed February 4, 2013. This amount includes (i) 6,753,149 shares beneficially owned through SJ Capital, LLC, an entity solely owned by Steven G. Johnson, and (ii) 2,700,000 shares due to Mr. Johnson upon the exercise of vested warrants. The percentage beneficially owned by Mr. Johnson is based on 133,851,334 shares which would be outstanding if all of Mr. Johnson’s shares under the vested warrants were exercised. Mr. Johnson exercises voting and dispositive power over all such shares. Mr. Johnson’s address is 804 Tree Haven Court, Highland Village, Texas 75077.

(16)

The information is as reported on Schedule 13G as filed February 14, 2013. Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of all such shares as a result of its acting as investment adviser to various investment companies, or the Fidelity Funds. The ownership of one such Fidelity Fund, Puritan Fund, amounted to 7,722,000 shares or 5.888% of the common stock outstanding as of the record date. Edward C. Johnson III and FMR LLC, through its control of Fidelity Management & Research Company, each has sole power to dispose of the 9,128,507 shares owned by the Fidelity Funds. Neither FMR LLC nor Edward C. Johnson III, as Chairman of FMR LLC, has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ board of trustees. The address of FMR LLC and Puritan Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

Under Rule 144 promulgated under the Securities Act, our affiliates, including our officers, directors, and certain beneficial stockholders, may sell up to 1% of the total outstanding shares (or an amount of shares equal to the average weekly reported volume of trading during the four calendar weeks preceding the sale) every three months provided that (i) current public information is available about our company, (ii) the shares have been fully paid for at least six months, (iii) the shares are sold in a broker’s transaction or through a market-maker, and (iv) the seller files a Form 144 with the SEC.

PROPOSAL TWO

APPROVAL AND ADOPTION OF THE THERAPEUTICSMD, INC. AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

Background and Purpose

On June 10, 2013, our Board of Directors adopted and approved the TherapeuticsMD, Inc. Amended and Restated 2012 Stock Incentive Plan (the “Amended and Restated 2012 SOP”), and recommended that it be submitted to our stockholders for their approval at the next annual meeting. The Amended and Restated 2012 SOP amend and restates, in its entirety, our 2012 Stock Incentive Plan (“2012 SOP”), which was originally adopted by our Board of Directors on February 23, 2012.

The purpose of the Amended and Restated 2012 SOP is to provide a means for us and our subsidiaries and other designated affiliates (the “Related Entities”) to attract key personnel to provide services to us and the Related Entities, as well as to provide a means by which those key persons can acquire and maintain stock ownership, resulting in a strengthening of their commitment to our welfare and the welfare of the Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the Amended and Restated 2012 SOP is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of the Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

As of the record date, the following shares were authorized and available for issuance under the 2012 SOP, prior to the amendment and restatement:

Authorized	10,000,000
Available for Issuance	8,375,000

In order to continue to provide the appropriate equity incentives to employees and other service providers in the future, as well as to minimize potential adverse tax consequences to both the award recipients and us, on June 10, 2013, our Board of Directors approved, subject to stockholder approval, the following changes to be incorporated as part of the amendment and restatement: (a) an increase of 1,000,000 shares of our common stock reserved for issuance under the 2012 SOP to any one individual per year from 2,000,000 to 3,000,000; (b) the addition of the following business criteria that may be used by us in establishing performance goals with respect to any performance based awards to be granted under the plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a Share; and (c) the addition of certain provisions required to be included so as to comply with the recent changes in the tax laws, specifically Section 409A of the Code and the treasury regulations thereunder, as described below.

Our Board of Directors recommends that stockholders approve these changes. If the stockholders do not approve them, the amendment will not go into effect and our Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of our needs. The text of the proposed Amended and Restated 2012 SOP is attached as Exhibit A to this Proxy Statement.

Shareholder approval of the Amended and Restated 2012 SOP is required (i) for purposes of complying with the shareholder approval requirements for listing our shares on the NYSE MKT, (ii) to comply with certain exclusions from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, or the “Code,” as described below, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for the Amended and Restated 2012 SOP to be eligible under the “plan lender” exemption from the margin requirements of Regulation U promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act.”

The following is a summary of certain principal features of the Amended and Restated 2012 SOP. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2012 SOP. Stockholders are urged to read the actual text of the Amended and Restated 2012 SOP in its entirety which is set forth as Exhibit A to this Proxy Statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the Amended and Restated 2012 SOP, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the Amended and Restated 2012 SOP (“Awards”) at any time during the term of the Amended and Restated 2012 SOP will be equal to 10,000,000.

If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of such Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the Amended and Restated 2012 SOP.

In the event that any option or other Award granted under the Amended and Restated 2012 SOP is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us, then only the number of Shares issued net of the Shares tendered or withheld will be counted for purposes of determining the maximum number of Shares available for grant under the Amended and Restated 2012 SOP.

In the event that any withholding tax liabilities arising from an Award other than an option or a stock appreciation right are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us, the Shares so tendered or withheld will again be available for Awards under the Amended and Restated 2012 SOP.

Substitute Awards will not reduce the Shares authorized for delivery under the Amended and Restated 2012 SOP or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Amended and Restated 2012 SOP and will not reduce the Shares authorized for delivery under the Amended and Restated 2012 SOP; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of us or our subsidiaries prior to such acquisition or combination.

The Amended and Restated 2012 SOP imposes individual limitations on the amount of certain Awards, in part with the intention to comply with Section 162(m) of the Code. Under these limitations, in any year during any part of which the Amended and Restated 2012 SOP is in effect, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 2,000,000 Shares, or (ii) performance shares

(including shares of restricted stock, restricted stock units, and other stock based-awards that are subject to satisfaction of performance goals) that the Committee (as defined below) intends to be exempt from the deduction limitations under Section 162(m) of the Code, with respect to more than 2,000,000 Shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out to any one participant as performance units that the Committee intends to be exempt from the deduction limitations under Section 162(m) of the Code, with respect to any 12-month performance period is $1,000,000, and with respect to any performance period that is more than 12 months, $2,000,000.

The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the Amended and Restated 2012 SOP as a result of the exercise of incentive stock options is 10,000,000 Shares, subject to certain adjustments.

The Committee is authorized to adjust the limitations on the number of Shares available for issuance under the Amended and Restated 2012 SOP and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the Amended and Restated 2012 SOP.

Eligibility

The persons eligible to receive Awards under the Amended and Restated 2012 SOP are our officers, directors, employees, and consultants who provide services to us or any subsidiary. The foregoing notwithstanding, only employees of us, or any parent or subsidiary of us (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of us or a subsidiary for purposes of eligibility for participation in the Amended and Restated 2012 SOP.

Administration

The Amended and Restated 2012 SOP is to be administered by the Compensation Committee of the Board of Directors (the “Committee”), provided, however, that except as otherwise expressly provided in the Amended and Restated 2012 SOP, the independent members of the Board of Directors may elect to exercise any power or authority granted to the Committee under the Amended and Restated 2012 SOP. Subject to the terms of the Amended and Restated 2012 SOP, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the Amended and Restated 2012 SOP, construe and interpret the Amended and Restated 2012 SOP and Award agreements, correct defects, supply omissions, or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Amended and Restated 2012 SOP. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including us, any subsidiary or any participant or beneficiary, or any transferee under the Amended and Restated 2012 SOP or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of us or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the Amended and Restated 2012 SOP, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the Amended and Restated 2012 SOP to be paid in cash, Shares, other Awards or other property (including loans to participants).

The Committee may grant stock appreciation rights in tandem with options (“Tandem stock appreciation rights”) under the Amended and Restated 2012 SOP. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares that are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a shareholder of us (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards, or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of company obligations to pay cash under the Amended and Restated 2012 SOP or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee.

Unless otherwise specified by the Committee, the provisions that are intended to qualify Awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code will apply to any performance Award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such Award, a “covered employee” (as defined below). The term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our three highest compensated officers (other than our chief executive officer or principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

If and to the extent that the Committee determines that the foregoing provisions of the Amended and Restated 2012 SOP are to be applicable to any Award, one or more of the following business criteria for us, on a consolidated basis, and/or for our subsidiaries, or for business or geographical units of us and/or a subsidiary (except with respect to the total shareholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Awards under the Amended and Restated 2012 SOP: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a Share. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us. Performance goals for Awards intended to comply with Section 162(m) of the Code must be established not later than 90 days after the beginning of the performance period applicable to the performance Awards or at such other date as may be required for performance-based compensation treatment under Section 162(m) of the Code.

After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

The Committee may, in its discretion, determine that the amount payable as a performance Award will be reduced from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the Amended and Restated 2012 SOP. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended and Restated 2012 SOP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the Amended and Restated 2012 SOP from or through any participant will be subject to all terms and conditions of the Amended and Restated 2012 SOP and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the Amended and Restated 2012 SOP generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Amended and Restated 2012 SOP, awards under other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

Subject to certain limitations, the Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award. In the event of a “change in control” of us, as defined in the Amended and Restated 2012 SOP, and only to the extent provided in any employment or other agreement between the participant and us or any related entity, or in any Award agreement, or to the extent otherwise determined by the Committee in its sole discretion in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will become immediately vested and exercisable; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or any other stock-based award subject only to future service requirements will lapse and such Awards will be deemed fully vested; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the Amended and Restated 2012 SOP, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the performance period completed as of the “change in control”).

Subject to any limitations contained in the Amended and Restated 2012 SOP relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which we do not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for (i) the continuation of the outstanding Awards by us, if we are the surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the Amended and Restated 2012 SOP, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the Amended and Restated 2012 SOP and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us, any subsidiary or any business unit, or our financial statements, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee’s assessment of our business strategy, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the Amended and Restated 2012 SOP to participants designated by the Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”

Clawback of Benefits

The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Amended and Restated 2012 SOP or otherwise in accordance with any of our policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law (each a “Clawback Policy”). In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the Amended and Restated 2012 SOP or an Award agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to the Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any Clawback Policy.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the Amended and Restated 2012 SOP or the Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the Amended and Restated 2012 SOP or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Amended and Restated 2012 SOP; provided that, except as otherwise permitted by the Amended and Restated 2012 SOP or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The Amended and Restated 2012 SOP will terminate at the earliest of (i) such time as no Shares remain available for issuance under the Amended and Restated 2012 SOP, (ii) termination of the Amended and Restated 2012 SOP by the Board, or (iii) the tenth anniversary of the effective date of the Amended and Restated 2012 SOP. Awards outstanding upon expiration of the Amended and Restated 2012 SOP will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The Amended and Restated 2012 SOP is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the Amended and Restated 2012 SOP. On exercise of a nonqualified stock option granted under the Amended and Restated 2012 SOP, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of us or any subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, we generally are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the Amended and Restated 2012 SOP (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within

30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the Amended and Restated 2012 SOP, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

We may grant stock appreciation rights, separate from any other Award (“Stand-Alone”) stock appreciation rights, or Tandem stock appreciation rights, under the Amended and Restated 2012 SOP. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.

With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to us upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, we generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) to the Code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that Awards granted to participants under the Amended and Restated 2012 SOP whom the Committee expects to be covered employees at the time a deduction arises in connection with such Awards, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such Awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Committee may, in its discretion, grant Awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that Awards under the Amended and Restated 2012 SOP will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.

Section 409A of the Code

The Amended and Restated 2012 SOP is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the Amended and Restated 2012 SOP. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the disposition of Shares acquired as a result of an Award.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF OUR AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, our Chief Financial Officer, and our other most highly compensated executive officers during our last completed fiscal year), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 12. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the Compensation Discussion and Analysis included in this proxy statement and the executive-related compensation tables for more information.

Base Salaries. We target base salaries at levels that enable us to attract, motivate, and retain highly qualified executives with base salaries generally set at levels below those of our peer companies, taking into account we are in the early stages of our corporate development and the possibility of the receipt by our executives of formal performance-based incentive bonuses. The base salaries for our Chief Executive Officer, President, and Chief Financial Officer for fiscal 2012 were below the market 25th percentile, based on comparably sized peer companies.

Our stock-based compensation program is designed to align the interests of our management and the interests of our stockholders. We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain a meaningful ownership position in our common stock. Among other factors, the amount of stock-based awards granted takes into account stock-based awards previously granted to an individual. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options. Stock based compensation typically vests over a period of years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned.

Independent Compensation Consultant. During fiscal 2012, the Compensation Committee retained and worked closely with Compensia, a leading independent executive compensation firm, in the design and implementation of its annual executive compensation program, including a review of our company’s compensation against that of peer companies. Compensia provides no other services to our company.

Board Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2012, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL FOUR

ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY

(“SAY-ON-FREQUENCY”)

Background

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. Stockholders have the option of recommending a frequency vote every year, every two years, or every three years or abstaining from making a recommendation.

Summary and Board Recommendation

Our Board of Directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Based on its analysis, our Board of Directors believes that an annual advisory vote of on executive compensation would be the most meaningful for our Board of Directors and our Compensation Committee and best serve the interests of our company and its stockholders. Our Board of Directors believes an annual advisory vote will provide the most timely feedback on executive compensation arrangements, plans, programs, and policies as executive compensation disclosures are made annually.

Stockholders should recognize, however, it may not be appropriate or feasible to change compensation programs already in place for the year in which the vote occurs since the advisory vote on executive compensation will take place after the beginning of the compensation year. Stockholders also should recognize that their recommendation may be modified in the future if an annual frequency vote becomes burdensome or otherwise proves to be less helpful than originally expected.

We will consider stockholders to have expressed a preference for the frequency that receives the largest number of favorable votes. Our Board of Directors also may from time to time decide that it is in the best interests of our company and its stockholders to hold the frequency vote more or less frequently than the non-binding option preferred by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “ONE YEAR” ON THE PROPOSAL TO DETERMINE THE FREQUENCY OF SAY-ON-PAY.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee has appointed Rosenberg Rich Baker Berman & Company (“RRBB”), an independent registered public accounting firm, to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2013, and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of RRBB will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our company for the fiscal years ended December 31, 2012 and 2011 by RRBB, our independent registered public accounting firm, are as follows:

	2012	2011
Audit Fees	$104,200	$24,410
Audit-Related Fees	$0	$0
Tax Fees	$7,500	$3,500
All Other Fees	$0	$0

Fees for audit services include fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting for 2012, the reviews of our quarterly reports and other filings with the SEC. Tax fees included the preparation of our tax returns.

Audit Committee Pre-Approval Policies and Procedures

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval, or adopting procedures for pre-approval, of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by RRBB described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies. All of the hours spent by RRBB in auditing our financial statements for the year ended 2012 were attributed to work performed by RRBB’s full-time, permanent employees.

Ratification by Stockholders of the Appointment of Independent Auditor

Ratification of the appointment of Rosenberg Rich Baker Berman & Company to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2013 will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2013 must be received by us by March 14, 2014 in order to be included in the proxy statement and form of proxy relating to such meeting, unless we change the date of our 2014 annual meeting by more than 30 days from August 22, 2014, in which case, stockholder proposals must be received within a reasonable time before we begin to print and send our proxy materials for the annual meeting to be held during calendar 2014. Stockholder proposals must follow the procedures outlined in Rule 14a-8 of the Exchange Act.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2014, except in circumstances where (i) we receive notice of the proposed matter no later than May 28, 2014, or if we change the date of our 2014 annual meeting by more than 30 days from August 22, 2014, within a reasonable time before we send our proxy material for the annual meeting to be held during calendar 2014, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: July 12, 2013

EXHIBIT A

THERAPEUTICSMD, INC.

AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

THERAPEUTICSMD, INC.

AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

1.	Purpose	A-3
2.	Definitions	A-3
3.	Administration.	A-7
4.	Shares Subject to Plan.	A-8
5.	Eligibility; Per-Person Award Limitations	A-9
6.	Specific Terms of Awards.	A-9
7.	Certain Provisions Applicable to Awards.	A-13
8.	Code Section 162(m) Provisions.	A-15
9.	Change in Control.	A-16
10.	General Provisions.	A-17

THERAPEUTICSMD, INC.

AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

1.    Purpose. The purpose of this THERAPEUTICSMD, INC. AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN (the “Plan”) is to assist THERAPEUTICSMD, INC., a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. This Plan amended and restates, in its entirety, that certain TherapeuticsMD, Inc. 2012 Stock Incentive Plan (the “Original Plan”).

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a)    “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)    “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)    “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)    “Board” means the Company’s Board of Directors.

(f)    “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)    “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)    “Committee” means the Compensation Committee of the Board; provided, however, that if there are no longer any members on the Compensation Committee, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j)    “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)    “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)    “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.

(m)    “Director” means a member of the Board or the board of directors of any Related Entity.

(n)    “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o)    “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(p)    “Effective Date” means the effective date of the Plan, which shall be June 10, 2013, subject to the approval of stockholders of the Company. The effective date of the Original Plan was February 23, 2012.

(q)    “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r)    “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t)    “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(u)    “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(v)    “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w)    “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(x)    “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(y)    “Listing Market” means the New York Stock Exchange or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Market.

(z)    “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(aa)    “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(bb)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(cc)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd)    “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(ee)    “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ff)    “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg)    “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ii)    “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj)    “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(kk)    “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ll)    “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(mm) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(nn)    “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp)    “Shareholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements Sections 162(m) and 422 of the Code, Rule 16b-3 under the Exchange Act applicable requirements under the rules of the Listing Market.

(qq)    “Shares” means the shares of common stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(rr)    “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(ss)    “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(tt)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3.     Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b)    Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)    Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or

Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.    Shares Subject to Plan.

(a)    Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 10,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)    Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i)    If any Awards are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii)    In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)    Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iv)    Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(v)    Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 10,000,000 Shares.

5.    Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 3,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 3,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $2,000,000.

6.    Specific Terms of Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Nevada law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b)    Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)    Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted.

(ii)    Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)    the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)    Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right.

(ii)    Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)    Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)    Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restricted Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)    Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i)    Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the

Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii)    Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).

(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)    Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h)    Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months nor longer than five (5) years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i)    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.     Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)    Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)    Code Section 409A.

(i)    The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii)    If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A)    Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)    In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii)    Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8.     Code Section 162(m) Provisions.

(a)    Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Performance Award granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee.

(b)    Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of any (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) change in accounting standards required by generally accepted accounting principles; or (iv) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c)    Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)    Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)    Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9.    Change in Control.

(a)    Effect of “Change in Control.” If and only to the extent provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii)    Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii)    With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b)    Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)    During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)    Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10.    General Provisions.

(a)    Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of

Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.

(i)    Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)    Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)    Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d)    Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award. Notwithstanding anything to the contrary, the Committee shall be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(f)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(g)    Clawback of Benefits. The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(h)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(j)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)    Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.

(l)    Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(m)    Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

THERAPEUTICSMD, INC. 951 BROKEN SOUND PKWY NW, SUITE 320 BOCA RATON, FL 33487 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M61394-P41825 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THERAPEUTICSMD, INC. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Tommy G. Thompson 06) Samuel A. Greco 02) Robert G. Finizio 07) Robert V. LaPenta, Jr. 03) John C.K. Milligan, IV 08) Jules A. Musing 04) Brian Bernick 09) Nicholas Segal 05) Cooper C. Collins The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 2. To approve our Amended and Restated 2012 Stock Incentive Plan. 3. To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2012 (say-on-pay). 1 The year Board on the of following Directors proposal: recommends you vote 1 Year 2 Years 3 Years Abstain 4. To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (say-on-frequency). For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the For Against Abstain following proposal: 5. To ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2013. and upon such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M61395-P41825 THERAPEUTICSMD, INC. 2013 Annual Meeting of Stockholders August 22, 2013, 8:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of THERAPEUTICSMD, INC., a Nevada corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated July 12, 2013, and hereby appoints Robert G. Finizio and Daniel A. Cartwright and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of THERAPEUTICSMD, INC., to be held on Thursday, August 22, 2013, at 8:00 a.m., local time, at 6800 Broken Sound Parkway NW, 3rd Floor, Boca Raton, Florida 33487 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of the nominee directors, “FOR” the approval of the Amended and Restated 2012 Stock Incentive Plan, “FOR” the say-on-pay proposal, “1 Year” on the say-on-frequency proposal, and “FOR” the ratification of Rosenberg Rich Baker Berman & Company as the independent auditor of our company for the fiscal year ending December 31, 2013. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side